UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2019

ARTELO BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-199213	33-1220924
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

888 Prospect Street, Suite 210, La Jolla, CA USA	92037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 760-943-1689

__________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 24, 2019, the Company exercised its option (the “Option Exercise”) pursuant to the Material and Data Transfer, Option and License Agreement by and between the Company and NEOMED Institute (“NEOMED”) dated as of December 20, 2017, as amended on January 4, 2019 (the “Development Agreement”) by delivering an option exercise notice (“Option Exercise Notice”) to NEOMED. In connection with the Option Exercise, the Company will issue 490,379 shares of the Company’s common stock and pay a cash consideration of $1,500,000 to NEOMED.

Per the Development Agreement, the Company will also issue 90,909 shares of the Company’s common stock to NEOMED in lieu of a cash payment due during the option period which the Company had reallocated toward the manufacturing of clinical supplies.

According to the Development Agreement NEOMED additionally remains entitled to (a) certain payments of up to $200,000,000 in the aggregate, based upon specific development, regulatory and commercial milestones, (b) low-to-mid single digit royalties on cumulative net sales of the Company, its affiliates and sub-licensees in a calendar year for all products and (c) a low-to-mid double digit percentage of any consideration received upon the Company entering into (i) a grant of a sublicense to a third party, or (ii) a transaction or a series of related transactions that results in an acquisition of the Company by a third party, including by way of merger, purchase of capital stock or purchase of assets or change of control or otherwise within three years of the anniversary date of the Option Exercise Notice.

Item 3.02. Unregistered Sales of Equity Securities.

See Item 1.01 “Entry into a Material Definitive Agreement” above regarding the issuance of shares to NEOMED in private transactions.

On April 29, 2019, the Company closed on the first tranche of its Series E private placement offering of common stock (“Series E Offering”). The Company received cash of $376,667 for 396,492 units at a price of $0.95 per unit (a “Series E Unit”). Each Series E Unit consists of: (i) one (1) share of common stock; and (ii) a Series E Stock Purchase Warrant to purchase one-half (1/2) share of common stock at a price of $2.00 per share for a period of 3 years from the issue date.

Item 8.01. Other Events.

The Company received a Notice of Allowance (“NOA”) on March 6, 2019 for its U.S. patent application claiming cannabidiol cocrystal forms, filed on December 10, 2018. After receiving the NOA, the Company became aware of new prior art information relevant to the patent application that has necessitated the Company to have the patent application reviewed by the United States Patent and Trademark Office in view of the new information. The Company still believes that the application and its claims support novel cocrystal forms of cannabidiol.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTELO BIOSCIENCES, INC.

/s/ Gregory Gorgas
Gregory Gorgas
President & CEO

Date April 30, 2019

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